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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                      FEBRUARY 28, 2005 (FEBRUARY 22, 2005)

                         BEHRINGER HARVARD REIT I, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           MARYLAND                  333-91532                68-0509956
(State or other jurisdiction of     (Commission            (I.R.S. Employer
 incorporation or organization)     File Number)          Identification No.)


                 15601 DALLAS PARKWAY, SUITE 600, ADDISON, TEXAS
                                      75001
                    (Address of principal executive offices)
                                   (Zip Code)

                          (866) 655-1605 (Registrant's
                     telephone number, including area code)

                                      NONE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On February 22, 2005, Behringer Harvard Operating Partnership I LP, the operating partnership of Behringer Harvard REIT I, Inc. (the "Registrant") entered into an assignment from Harvard Property Trust, LLC, an entity affiliated with the Registrant's advisor, of a contract to purchase the property located at 2383 Utah Avenue in El Segundo, California (the "Utah Building"), a one-story office/research and development building containing approximately 150,495 rentable square feet located on approximately 9.6 acres of land from LBA-VIF Utah, LLC an unaffiliated third party. The contract price for the Utah Building is $27,500,000, excluding closing costs. An earnest money deposit of $500,000 was made by the Registrant on February 22, 2005 and an additional earnest money deposit of $500,000 is required to be paid on or before March 8, 2005.

        The consummation of the purchase of the Utah Building is subject to substantial conditions. The Registrant's decision to consummate the acquisition of the Utah Building will generally depend upon:

    o the satisfaction of the conditions to the acquisition contained in the relevant contracts;

    o no material adverse change occurring relating to the property, the tenants or in the local economic conditions;

    o the Registrant's receipt of sufficient net proceeds from the offering of its common stock to the public and financing proceeds to make this acquisition; and

    o the Registrant's receipt of satisfactory due diligence information, including appraisals, environmental reports and lease information.

Other properties may be identified in the future that the Registrant may acquire before or instead of the Utah Building. At the time of this filing, the Registrant cannot make any assurances that the closing of this acquisition is probable.

        In evaluating the Utah Building as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, the Registrant has considered a variety of factors including overall valuation of net rental income, location, demographics, quality of tenants, length of leases, price per square foot, occupancy and the fact that the overall rental rate at the Utah Building is comparable to market rates. The Registrant believes that this property is well located, has acceptable roadway access, is well maintained and has been professionally managed. The Utah Building will be subject to competition from similar office buildings within its market area, and its economic performance could be affected by changes in local economic conditions. Neither Behringer Harvard Operating Partnership I LP nor the Registrant considered any other factors materially relevant to their decision to acquire this property.

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

   (C)  EXHIBITS.

        The following exhibits are filed herewith in accordance with Item 601 of Regulation S-K:

        99.1 Purchase and Sale Agreement by and between LBA-VIF Utah, LLC and Harvard Property Trust, LLC dated February 15, 2005.

        99.2 Assignment of Purchase and Sale Agreement by Harvard Property Trust, LLC to Behringer Harvard Operating Partnership I LP dated February 22, 2005.


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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                BEHRINGER HARVARD REIT I, INC.




Dated:  February 28, 2005       By:     /s/ Gary S. Bresky
                                        ----------------------------------------
                                        Gary S. Bresky
                                        Chief Financial Officer and Treasurer


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